EXHIBIT 5.01

                            Thorburn, Sakol & Throne
                  an Association of Professional Corporations
                        Attorneys and Counsellors at Law
                      255 Canyon Boulevard at Cloud Creek
                                   Suite 100
                          Boulder, Colorado 80302-4920
                            Telephone (303) 449-1873
                             Telefax (303) 447-9840

                                                                    July 9, 2001

Board of Directors
New Frontier Media, Inc.
5435 Airport Blvd., Suite 100
Boulder, Co 80301

                       Re: Registration Statement on Form S-3

Ladies and Gentlemen:

     At your request, this letter relates to the Registration Statement on Form S-3 filed by New Frontier Media, Inc. (the "Company") with the Securities and
Exchange Commission on March   , 2001 (the "Registration Statement"), in
connection with the registration under the Securities Act of 1933, as amended, of 1,675,283 shares of common stock (herein, the "Shares").

     In so acting, we have examined originals or copies, certified or otherwise identified to our satisfaction, of the proceedings taken by the Company in connection with the issuance of the Shares, the Registration Statement and such corporate records, agreements, documents and other instruments, and such certificates or comparable documents of public officials and of officers and representatives of the Company, and have made such inquiries of such officers and representatives, as we have deemed relevant or necessary as a basis for the opinions hereinafter set forth.

     In such examination, we have assumed without independent verification, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of documents submitted to us as certified or photostatic copies and the authenticity of the originals of such latter documents. As to all questions of fact material to this opinion that have not been independently established, we have relied upon representations of the Company in the Registration Statement, certificates or comparable documents of officers of the Company and of public officials.

     Based on the foregoing, and subject to the qualifications stated herein, as of the date hereof, it is our opinion that such Shares will be validly issued, fully paid and non-assessable, except for shares which will be validly issued, fully paid and nonassessable upon due conversion of the Company's Warrants.

     We consent to the use of this opinion as an exhibit to the Registration Statement.

                                            Sincerely,

                                            /s/ Thorburn, Sakol & Throne
                                            Thorburn, Sakol & Throne